Certification

In connection with the Quarterly Report on Form 10-Q of Clenergen Corporation (the “Company”) for the quarter ended July 31, 2011 (the “Form 10-Q”), I, Mark L.M. Quinn, the Executive Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 19, 2011	/s/ Mark L.M. Quinn
Mark L.M. Quinn